CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports (a) dated
February 28, 1997, with respect to the consolidated financial statements of Asset Investors Corporation and (b) dated February 10, 1997, with respect to the financial statements of Commercial Assets, Inc., both of which are included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               ERNST & YOUNG LLP

Phoenix, Arizona
March 26, 1997